SAFEWAY INC. AND SUBSIDIARIES
Consolidated Statements of Income Data
(In millions, except per-share amounts)
(Unaudited)

	52 Weeks 2012	52 Weeks 2011	52 Weeks 2010
Sales and other revenue	$37,533.6	$36,925.3	$34,784.8
Cost of goods sold	(27,671.3)	(27,022.2)	(24,953.6)
Gross profit	9,862.3	9,903.1	9,831.2
Operating and administrative expense	(9,190.3)	(9,220.9)	(9,062.0)
Operating profit	672.0	682.2	769.2
Interest expense	(301.7)	(269.5)	(296.4)
Other income, net	27.9	17.8	17.2
Income before income taxes	398.2	430.5	490.0
Income taxes	(123.4)	(78.7)	(169.5)
Income from continuing operations, net of tax	274.8	351.8	320.5
Income from discontinued operations, net of tax	323.3	166.4	270.1
Net income before allocation to noncontrolling interests	598.1	518.2	590.6
Noncontrolling interests	(1.6)	(1.5)	(0.8)
Net income attributable to Safeway Inc.	$596.5	$516.7	$589.8

Basic earnings per share:
Continuing operations	$1.10	$1.01	$0.85
Discontinued operations	$1.31	$0.48	$0.71
Total	$2.41	$1.49	$1.56

Diluted earnings per share:
Continuing operations	$1.10	$1.01	$0.84
Discontinued operations	$1.30	$0.48	$0.71
Total	$2.40	$1.49	$1.55

Weighted average shares outstanding – basic	245.6	343.4	378.3
Weighted average shares outstanding – diluted	245.9	343.8	379.6